MEMBERSHIP INTEREST PURCHASE AGREEMENT
This MEMBERSHIP INTEREST PURCHASE AGREEMENT ("Agreement") dated as of this ____ day of January, 2017 ("Effective Date"), is entered into by and among Corporate Center Sunset, LLC, a Delaware limited liability company (the "Buyer"), DT GRAT CS, LLC, a Nevada limited liability company ("Seller"), Stable Properties CC, LLC, a Nevada limited liability company (the "Company"), and  Par 3 Nevada, LLC a Nevada limited liability company ("Par 3") (collectively Seller, Buyer, Par 3, and the Company are the "Parties").
W I T N E S S E T H:
WHEREAS, Seller owns 87.5% of the membership interests of the Company (the "Seller Membership Interests"). Par 3 owns the remaining 12.5% of the membership interests of the Company and will remain a member of the Company.
WHEREAS, Company is the 100% owner of all membership interests in and to each Building Owner (defined below) (each being a "Building Owner Membership Interest", collectively the "Building Owner Membership Interests"):
i. CC Building I LLC, a Delaware limited liability company ("Building I"), which owns an undivided fee simple interest in approximately 3.18 acres of improved real property located at 8880 West Sunset Road, Las Vegas, Nevada, and bearing Assessor Parcel Number 163-32-810-002, as more particularly described on Exhibit "A-1".
ii. CC Building II LLC, a Delaware limited liability company ("Building II") which owns that certain real property located at 8860 W. Sunset Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-003 as more particularly described on Exhibit "A-2".
iii. CC Building III LLC, a Delaware limited liability company ("Building III") which owns that certain real property located at 8930 W. Sunset Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-004 as more particularly described on Exhibit "A-3".
iv. CC Building IV LLC, a Delaware limited liability company ("Building IV") which owns that certain real property located at 8945 W. Post Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-005 as more particularly described on Exhibit "A-4".
v. CC Building V LLC, a Delaware limited liability company ("Building V") which owns that certain real property located at 8905 W. Post Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-006 as more particularly described on Exhibit "A-5".

vi. CC Building VI LLC, a Delaware limited liability company ("Building VI") which owns that certain real property located at 8925 W. Post Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-007 as more particularly described on Exhibit "A-6".
(Collectively Building I, Building II, Building III, Building IV, Building V, and Building VI is the "Building Owner" and the real property owned by each Building Owner is collectively the "Property")
WHEREAS, Buyer's related and affiliated entities ("Prior Owner") were the immediate prior owners of the Property currently held by the Building Owner, which prior purchase and sale agreements included a "Repurchase Option" whereby Prior Owner holds the right to repurchase the Property from Building Owner as provided therein.
 WHEREAS, by separate agreement among the parties attached hereto as Exhibit B, the Prior Owners waived and relinquished its Repurchase Option right subject to the execution of this Agreement between the Parties hereto.
WHEREAS, Seller desires to sell, transfer and convey the Seller Membership Interests and/or Building Owner Membership Interests, as applicable, to Buyer, and Buyer desires to accept such sale, transfer and conveyance, upon and subject to the terms and conditions set forth in this Agreement.
WHEREAS, this Agreement sets forth the terms and conditions to which the Parties have agreed.
NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

Purchase and Sale of the Seller Membership Interests
1.1 Purchase and Sale.  On and subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Buyer shall purchase, as applicable, from: (i) the Seller and the Seller shall sell, transfer and assign, convey and deliver to the Buyer, the Seller Membership Interests and/or (ii) the Company and the Company shall sell, transfer and assign, convey and deliver to the Buyer, the Building Owner Membership Interests, free and clear of all liens, pledges, claims, security interests, encumbrances, or charges (collectively the "Interest Liens") excluding therefrom at all times the terms, conditions, restrictions and provisions of the operating agreement of the Company and Building Owner, as applicable, which Company operating agreement is attached hereto as Exhibit E. From and after the Company Closing Date and Building Closing Date, as applicable, Buyer shall assume and perform thereafter all the obligations with respect to the Seller Membership Interests and Building Owner Membership Interests, as applicable, being transferred at the Closing to Buyer; except for any federal and state tax obligations arising from and directly related to the ownership of the Seller Membership Interests prior to the Closing, which shall be the responsibility of Seller and, to the extent any Building Owner Membership Interest is purchased in accordance with this Agreement, any federal and state tax obligations arising from and directly related to the ownership of the Building Owner Membership Interests prior to the Closing, which shall be the responsibility of Company.
1.2 Purchase Price, Prorations and Adjustments and Deposit.
(a) Purchase Price.
(i) On the terms and subject to the conditions of this Agreement, the purchase price for the Seller Membership Interests which shall be paid by Buyer to Seller at Closing shall be $14,741,070.00 (the "Purchase Price") subject to the following adjustments as applicable: (i) Section 1.2(a)(ii), (ii) Section 1.2(b)(i), (iii) Section 1.2(c), (iv) Section 2.3, (v) Section 6.2(b) and (vi) as otherwise provided in this Agreement.
At Closing the Purchase Price shall be paid by Buyer to Seller and the Seller Membership Interests owned by Seller in Company shall be assigned and conveyed to Buyer.
(ii) If Buyer elects to purchase any Building Owner Membership Interest from Seller in accordance with this Agreement then Buyer shall pay to Company at the Closing of each Building Owner Membership Interest that portion of the Purchase Price, in accordance with Article XI, subject to (i) Section 1.2(b)(ii), (ii) Section 1.2(c), Section 2.3, (iii) Section 6.2(b) and (iv)(as otherwise provided in this Agreement.   Upon payment of the Purchase Price through any permitted combination of Building Owner membership Interest, Seller shall immediately transfer to Buyer the Seller Membership Interest.

At Closing, that portion of the Purchase Price, in accordance with Article XI, shall be paid by Buyer to Company and the particular Building Owner Membership Interest owned by Company shall be assigned and conveyed to Buyer.
(b) Prorations and Adjustments.
(i)
Prorations and Adjustments for Seller Membership Interests.  In the event Buyer purchases the Seller Membership Interests, then the Purchase Price shall be increased by (i) an amount equal to all capital contributions to the Company which have been paid or made (or deemed paid or made), at any time after the Effective Date, by Seller at or prior to the Company Closing Date, (ii) any tenant improvement costs or expenses or broker fees/commissions paid (including without limitation in accordance with Section 6.2(b)) and (iii) any accrued and unpaid preferred return which is the amount equal to 8% compounded monthly on any capital contributions to the Company.  As of December 31, 2016, Seller's accrued and unpaid preferred return to be paid at the Company Closing Date is $34,235.07 and the preferred return equal to 8% compounded monthly on any capital contributions to the Company shall accrue on the amount of $14,297,422.90 plus any additional capital contributions made to the Company in accordance with (i) above.    Buyer acknowledges that distributions of cash flow derived from the Property will be made during the pendency of this Agreement which shall not be credited or debited against the Purchase Price.

(ii)
Prorations and Adjustments for Building Owner Membership Interest(s).  In the event Buyer elects a Partial Sale of Building Owner Membership Interest(s), then the portion of the Purchase Price to be paid at Closing shall be increased (i) by an amount equal to all capital contributions to the Company which have been paid or made (or deemed paid or made), at any time after the Effective Date, by Seller at or prior to the Building Closing Date, (ii) any tenant improvement costs or expenses or broker fees/commissions paid (including without limitation in accordance with Section 6.2(b)) and (iii) any accrued and unpaid preferred return which is the amount equal to 8% compounded monthly on any capital contributions to the Company.  As of December 31, 2016, Seller's accrued and unpaid preferred return to be paid at the Company Closing Date is $34,235.07 and the preferred return equal to 8% compounded monthly on any capital contributions to the Company shall accrue on the amount of $14,297,422.90 plus any additional capital contributions made to the Company in accordance with (i) above.  Buyer acknowledges that distributions of cash flow derived from the Property will be made during the pendency of this Agreement which shall not be credited or debited against the Purchase Price.  Upon Closing the acquisition of any Building Owner, Buyer shall receive all distributions and cash flow derived from the acquired Building Owner's Property.

(c) Deposit.  Within 3-days of the execution of this Agreement, Buyer shall deposit with Escrow Agent cash in the amount of $50,000.00 (the "Deposit") and the Deposit shall be applied to the Purchase Price at Closing.  The Deposit shall be returned to Buyer, if Buyer terminates this Agreement in accordance with Section 8.4 hereof.
1.3 Non-Refundable Payment.  Provided this Agreement has not been previously cancelled by Buyer, no later than the earlier of (i) the purchase of any Building Owner Membership Interest or Seller Membership Interests in accordance with this Agreement or (ii) January 28, 2017, Buyer shall pay to Seller, through Escrow which shall be immediately disbursed to Seller, the sum of $2,000,000.00 (the "Non-Refundable Payment"). Upon Seller's receipt of the Non-Refundable Payment, the Purchase Price shall be reduced to $12,741,070.00.  The Non-Refundable Payment shall be non-refundable by Seller to Buyer for all purposes including without limitation Buyer's failure to close on any or all of the Seller Membership Interests and/or Building Owner Membership Interest(s), as applicable, for any reason whatsoever.
So long as such document and recording does not violate, in any manner, any existing loan agreement related to the Property, upon Buyer's payment of the Non-Refundable Payment, Buyer may record a memorandum of this Agreement or a notice of its right to acquire the Property.
ARTICLE II

Closing
2.1   Closing.  The closing of the transactions provided for in this Agreement (the "Closing") shall take place as set forth below:
(a) Seller Membership Interests.  The Closing for the Seller Membership Interests shall occur at noon Pacific Time on the Company Closing Date at the offices of Lawyer's Title, 1401 N. Green Valley Parkway, Suite 100, Henderson, NV 89074, Attention Debbie Novotny ("Escrow Agent") with all deliveries to be made in escrow to the Escrow Agent on or prior to the Company Closing Date without the requirement for personal appearance by any representative of Building Owner, Seller or Company.  Subject to the extension provided below and 2.1(b), the Closing of the Seller Membership Interests shall occur no later than January 28, 2018 (unless extended pursuant to Section 10.10), or such other date as the parties may mutually determine (the "Company Closing Date").  Should Buyer wish to close on the Seller's Membership Interests prior to the Company Closing Date, Buyer must provide a minimum of thirty (30) Business Day written notice to Seller of the earlier Company Closing Date.
Buyer shall have the one time unilateral option to extend the Closing Date by ten (10) Business Days upon giving Seller at least three (3) business day advance written notice.  If Buyer shall fail to close the transaction contemplated by this Agreement on or before the Company Closing Date then it shall have no further rights to purchase the Seller Membership Interest or Building Owner Membership Interest and Seller shall retain the Deposit and Non-Refundable Payment.

(b) Building Owner Membership Interest.  If Buyer desires to exercise its right to purchase any Building Owner Membership Interest then Buyer shall provide such notice as required by Article XI and the Closing for the Building Owner Membership Interest shall occur no later than noon Pacific Time on the Building Closing Date (as defined below) at the offices of Escrow Agent with all deliveries to be made in escrow to the Escrow Agent on or prior to the Building Closing Date without the requirement for a personal appearance by any representative of Building Owner, Seller or Company.
2.2   Termination of Property Manager. Seller shall cause the Company to cause Building Owner to terminate Sun Management, or the property manager then serving as the property manager of the Property as of the Company Closing Date for the Seller's Membership Interests.  In the event of an election to purchase any Building Owner Membership Interest from Company in accordance with this Agreement the Seller shall only be obligated to cause the Company to cause the Building Owner of that particular Property to terminate Sun Management, or the property manager then serving as the property manager of the Property owned by that particular Building Owner as of the Building Closing Date for the Building Owner Membership Interest. If the Buyer fails to provide a minimum of thirty (30) Business Days notice to Seller of the earlier Company Closing Date or Building Closing Date, then Buyer shall be liable to pay the prorated management fee (set at the then current rate) to Sun Management, or the property manager then serving as the property manager of the Property (set at the then current rate) as of the Company Closing Date and/or Building Closing Date.  At Closing, Buyer shall be provided with evidence that Sun Management or the current property manager of the Property was terminated in accordance with this Section 2.2.
2.3 Prorations.  In addition to the prorations and adjustments set forth on 1.2(b), Prorations and adjustments with respect to the Company, Building Owner and Property shall be made as of the Company Closing Date and Building Closing Date, as applicable, with all income and expenses being prorated according to period of ownership, Seller taking all income and expenses through the Company Closing Date and Building Closing Date, as applicable, and Buyer thereafter. Income and expenses related to the Property including state, county and municipal real estate taxes, and other assessments (if any) for the Property, utilities and insurance shall be adjusted in cash at Closing.  All tenant deposits and any escrow accounts shall remain an asset of the Company/Building Owner.
ARTICLE III
Representations and Warranties of Seller
Except as expressly set forth herein, Seller hereby represents and warrants to the Buyer as of the date hereof and, subject to this Article III, on the Company Closing Date, and acknowledge and confirm that the Buyer is relying upon such representations and warranties in connection with the purchase of the Seller Membership Interests.

3.1   Organization.  Seller is a limited-liability company duly formed, validly existing and in good standing under the laws of the State of Nevada and authorized to conduct business in Nevada.  Seller has all requisite power, authority and capacity (corporate and otherwise) to carry on their businesses in the places and in the manner as it is now being conducted.
3.2   Absence of Violations or Conflicts.  To Seller's actual knowledge, the execution and delivery by Seller, of this Agreement and the other Seller Agreements (as defined below), the consummation by the Seller of the transactions contemplated herein and therein, and the performance by or compliance with the obligations hereunder or thereunder will not constitute a violation of, be in conflict with, constitute a default under, or result in the creation or imposition of any lien in, upon or with respect to the Seller Membership Interests under (a) any term or provision of the formation documents or organizational documents (including all amendments) of the Seller, (b) any judgment, decree or order of any court, administrative agency or commission or other governmental or quasi-governmental authority or instrumentality, domestic or foreign, international, provincial, federal, state, county or local ("Governmental Entity"), (c) any written agreement, commitment or understanding to which  Seller is a party or to which its respective assets or liabilities are subject or bound, or (d) any statutes, common laws, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of laws or bylaws, in each case, of a Governmental Entity ("Laws").
3.3    Authority and Status.  Seller, has the full power and authority to enter into, and perform its obligations under, this Agreement and the other agreements, documents and instruments entered into by such person in connection with this Agreement (this Agreement together with such other agreements, documents and instruments collectively, the "Seller Agreements") without the consent of any person, entity or court, agency or authority.  The Seller Agreements constitute, or will, when executed and delivered, constitute the valid and legally binding obligations of Seller, enforceable against it in accordance with their respective terms.
3.4 Title to Property.  Building Owner owns the Property as delineated in the Title Report.
3.5 Title to Membership Interests.  Seller holds all of the Seller Membership Interests free and clear of all Interest Liens excluding therefrom at all times the terms, conditions, restrictions and provisions of the operating agreement of the Company.
3.6 To the knowledge of Seller, and except as transfer(s) which may occur pursuant to this Agreement, since September 13, 2016 no act or inaction of Seller has caused the Building Owner Membership Interest to incur any Interest Liens other than, at all times, the terms, conditions, restrictions and provisions of the operating agreement of each Building Owner.
3.7 No Brokers.  Seller has not employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

3.8 Management Contract. As of the Effective Date, the current property manager of the Property may be terminated at no cost to the Buyer upon thirty (30) day written notice.
3.9 Litigation.  As of the Effective Date, there is no action, suit, claim, proceeding, arbitration, governmental inquiry, or investigation pending against Seller, the Company or Building Owner, or, to Seller's knowledge, threatened against Seller, the Company, or Building Owner, at law or in equity, before or by any Governmental Entity, which, if adversely determined, would question the legality, validity, or enforceability of, or prevent the consummation of, the transactions contemplated by this Agreement, or materially and adversely affect Seller's ability to sell the Seller's Membership Interest or that otherwise relates to the Seller's Membership Interest or otherwise perform its obligations hereunder or in connection herewith.
3.10 Solvency.  Seller has not: (1) made a general assignment of a its assets for the benefit of creditors; (2) filed any voluntary petition in bankruptcy or, to Seller's Knowledge, suffered the filing of any involuntary petition in bankruptcy by its creditors; (3) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (4) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (5) admitted in writing its inability to pay its debts as they come due; or (6) made an offer of settlement, extension or composition to its creditors generally.
3.11 Anti-Money Laundering Laws and Regulations.  The sale by Seller of the Seller's Membership Interest pursuant to the terms hereof shall not, directly or indirectly, result in the contravention of any applicable anti-money laundering laws and regulations.
Except as set forth below, all representations and warranties made by Seller set forth in this Agreement and/or in any of the other transaction documents shall survive the Closing until the date that is six (6) months following the Company Closing Date for the purchase of the Seller Membership Interest and Building Closing Date for such Building Membership Interest ("Survival Expiration Date"), and any action on any such representation or warranty must be instituted on or before the Survival Expiration Date.  Notwithstanding the foregoing, the following representations and warranties set forth in Sections 3.1, 3.3, 3.5, 3.6, 3.7 and 3.10 shall survive indefinitely.
Seller shall immediately provide Buyer with written notice if Seller becomes aware of any event, action, fact or circumstance which would constitute a breach of any of Seller's representations and warranties under this Agreement (each a "Warranty Notice").  Provided the breach is not the result of Seller's own action or deliberate inaction (an intentional breach) as to Section 3.5,  if Seller provides Buyer with a Warranty Notice, Buyer shall have the right in its sole and absolute discretion, for a period of ten (10) days after Buyer's receipt of any applicable Warranty Notice,  to either (i) terminate this Agreement or (ii) accept the matter disclosed by the Warranty Notice and continue this Agreement in full force and effect.  Notwithstanding the foregoing, such representations and warranties shall automatically be deemed modified to reflect all information actually known to Buyer.    In no event shall any Seller be liable to Buyer for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and Company Closing Date or Building Closing Date, and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Sellers to prevent. Additionally, notwithstanding any other provision of this Agreement, if at or prior to the Closing Buyer obtains knowledge that any representation or warranty of Seller under this Agreement (as the same may be updated pursuant hereto) is inaccurate in any respect, but nonetheless proceeds to the Closing, Buyer shall be deemed to have waived any right to make or assert any and all past, present and future claims, cross-claims, counterclaims, demands, liabilities, obligations, debts, liens, damages, losses, costs, expenses, controversies, actions, rights, suits, assessments, penalties, charges, indemnities, guaranties, promises, commitments, or causes of action of whatsoever nature, whether in law or equity and whether direct or indirect, known or unknown, asserted or unasserted, foreseen or unforeseen, fixed or contingent or otherwise bring any action, suit, arbitration, or other legal proceeding arising out of such inaccuracy.  The knowledge of Buyer shall be deemed to include the knowledge of Lance Bradford except as to Section 3.5.
Notwithstanding anything to the contrary in this Agreement, and with the exception of fraud, and excluding Sections 3.5, Seller's obligations for any claims under Article 3 and Article 7 shall not in the aggregate exceed an amount equal to $250,000.00 and except to the extent that the aggregate of all claims paid or incurred by Buyer exceeds an amount equal to $25,000.00; provided, however, Seller's obligations for any other claims or damages of any kind, type or nature (including without limitation Section 3.5 and fraud), related to, pursuant to or arising under this Agreement or by law in no event shall exceed in the aggregate $2,000,000.00.

ARTICLE IV
RESERVED
ARTICLE V
Representations and Warranties of the Buyer
The Buyer hereby represents and warrants to the Seller as of the date hereof and as of the Company Closing Date, and to Company as of the date hereof and as of the Building Closing Date, as follows:
5.1 Existence. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
5.2 Authority and Status.  The Buyer has the right, power, legal capacity, and authority to enter into, and perform the Buyer's obligations under this Agreement and the other agreements, documents and instruments entered into by the Buyer in connection with this Agreement (this Agreement together with such other agreements, documents and instruments (the "Buyer Agreements") without the consent of any Person.  Buyer has obtained all necessary board or other approvals to enter into and carryout the transaction contemplated by this Agreement.  The Buyer Agreements constitute, or will, when executed and delivered, constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

5.3 Absence of Violations or Conflicts.  The execution and delivery by the Buyer of this Agreement and the other Buyer Agreements, the consummation by the Buyer of the transactions contemplated herein and therein, and the performance by or compliance with its obligations hereunder or thereunder will not constitute a violation of, be in conflict with, constitute a default under or result in the creation or imposition of any lien in, upon or with respect to any of its assets under (a) any term or provision of the Buyer's formation certificate (and all amendments thereto) or operating agreement (and all amendments thereto) of the Buyer, (b) any judgment, decree or order of any court or governmental agency, (c) any agreement, commitment or understanding to which the Buyer is a party or to which the Buyer or its assets or liabilities are subject or bound, or (d) any statute, law, rule, regulation, release or other official pronouncement.
5.4 Litigation.  There is no action, suit, claim, proceeding, arbitration, governmental inquiry, or investigation pending or, to Buyer's knowledge, threatened against Buyer, at law or in equity, before or by any Governmental Entity, which, if adversely determined, would question the legality, validity, or enforceability of, or prevent the consummation of, the transactions contemplated by this Agreement, or materially and adversely affect Buyer's ability to purchase the Seller's Membership Interests or the Building Owner Membership Interests, as the case may be, or that otherwise relates to the Seller's Membership Interests or the Building Owner Membership Interests or otherwise perform its obligations hereunder or in connection herewith.
5.5 Solvency.  Buyer has not: (1) made a general assignment of a its assets for the benefit of creditors; (2) filed any voluntary petition in bankruptcy or, to Buyer's Knowledge, suffered the filing of any involuntary petition in bankruptcy by its creditors; (3) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (4) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (5) admitted in writing its inability to pay its debts as they come due; or (6) made an offer of settlement, extension or composition to its creditors generally.
5.6 Accredited Investor; Qualified Purchaser.  Buyer is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended and (ii) a "qualified purchaser" within the meaning of Section 2(a) (51) (A) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder.  Buyer has such knowledge and experience in financial and business matters and in making investments of this type that it is capable of evaluating the merits and risks of purchasing the Interest.
5.7 Information.  Buyer has had the opportunity to ask for all the information it considers necessary or appropriate for deciding whether to acquire the Seller Membership Interests and Building Owner Membership Interests.  Buyer has such knowledge and experience in financial, tax, and business matters and in making investments of this type that it is capable of evaluating the merits and risks of acquiring such Seller Membership Interests and Building Owner Membership Interests and, except as specifically provided herein, in connection with this acquisition has not been induced by, and has not relied upon, (i) any representation, warranty, statement, or agreement, whether express or implied, and whether made in writing or orally, of Seller or Company or any of its/their directors, members, managers, officers, employees, affiliates, stockholders, partners, agents, advisors, or representatives other than those expressly set forth in this Agreement or (ii) any other information (including, without limitation, projections, forecasts, budgets, and estimates) provided or made available by Seller  or Company or any of its/their directors, members, managers, officers, employees, affiliates, stockholders, partners, agents, advisors, or representatives to Buyer and its directors, officers, employees, affiliates, stockholders, partners, agents, advisors, financing sources, or representatives or any of their respective affiliates prior to or concurrently with the execution of this Agreement.  It is understood that any cost or financial estimates or projections contained or referred to in this Agreement or which otherwise have been provided to Buyer are not and shall not be deemed to be representations or warranties of Seller or the Company.  Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates and projections regarding future performance, that it is familiar with such uncertainties, that it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates and projections so furnished to it, and that it shall have no claim against any person with respect thereto unless the costs, financial estimates or projections were the product of fraud or intentional misrepresentation.
5.8 Anti-Money Laundering Laws and Regulations.  The purchase by Buyer of the Seller's Membership Interests and the Building Owner Membership Interests, as applicable, pursuant to the terms hereof shall not, directly or indirectly, result in the contravention of any applicable anti-money laundering laws and regulations.
5.9 No Brokers.  Buyer has not employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.
 Except as set forth below, all representations and warranties made by Buyer set forth in this Agreement and/or in any of the other transaction documents shall survive the Closing until the Survival Expiration Date, and any action on any such representation or warranty must be instituted on or before the Survival Expiration Date.  Notwithstanding the foregoing, the following representations and warranties set forth in Section 5.1, Section 5.2, Section 5.4, Section 5.5, Section 5.6, Section 5.7, Section 5.8 and Section 5.9 shall survive indefinitely.
ARTICLE VI

Covenants
6.1   Property Title Report.  Attached hereto as Exhibit C is an updated title report ("Title Report") concerning the Property.  Between the date hereof and the Closing, the Company shall not permit any new liens or encumbrances, not otherwise identified on the Title Report or pursuant to that certain Declaration of Covenant, Condition and Restrictions and Reservation of Easements for Village Business Park (Book 20070730, Instrument No. 0004196, of Official Records), to be placed against the Property without the express written consent of Buyer which consent shall not be unreasonably withheld, conditioned or delayed.  If a new lien or encumbrance, not otherwise disclosed on the Title Report, is placed against the Property between the date hereof and the Closing, without the express written consent of Buyer and which is not caused by Buyer, then Company shall cure such matter on or before the Closing.

6.2   Conduct of Business Prior to the Closing Date.
(a) The Company and the Property shall be operated in the ordinary/customary course of business; provided, however, (1) the Company shall not and the Company shall not cause any Building Owner to enter into or amend, (i) any new contract or agreement that is not terminable with thirty (30) days prior written notice, without the express written consent of Buyer or (ii) from the Effective Date up to and including January 28, 2018, any lease for the Property without the express written consent of Buyer which shall not be unreasonably withheld, conditioned or delayed and (2) at Closing, subject to Section 2.3, the Building Owner shall distribute to the Company and the Company shall immediately distribute to Seller and Par 3 any cash then held by it, excluding the Purchase Price or any portion thereof which shall be paid directly to Seller in accordance with this Agreement, which distribution shall not be credited, debited or otherwise affect the Purchase Price or portion of the Purchase Price to be paid by Buyer at Closing.  To the extent necessary, the operating agreement of the Company is hereby amended to comport to the terms set forth in this Section 6.2.
(b) As of the Effective Date, Buyer shall be responsible to reimburse any and all tenant improvements and leasing commissions in leases involving the Property entered into in accordance with Section 6.2(a). If Buyer does not reimburse said tenant improvements or leasing commissions within thirty (30) days of Seller or Company's written request, Seller shall have the right, at its sole and absolute discretion, to declare this Agreement null and void and Purchaser shall have no rights of any kind, type or nature and Seller and Company shall have no obligations of any kind, type or nature pursuant to this this Agreement. For the avoidance of any doubt, in such circumstance the Non-Refundable Payment shall be retained by Seller.
(c) As of the Effective Date until Closing or earlier termination of this Agreement, Seller shall add or cause to be added Buyer to the disclosure list so that Buyer will be distributed the financial statements concerning the Property prepared by property manager when distributed by property manager; provided, however, neither Seller, Company nor Building Owner makes any representations or warranties as to the truthfulness or accuracy of such financial statements.
6.3   Insurance.  The Company shall cause, up to and including the Company Closing Date and Building Closing Date, as applicable, the existing policies of insurance with respect to the Property to be maintained in full force and effect by Building Owner, except as to the Property related to the Building Owner Membership Interest(s) that may be sold to Buyer under Article XI before Closing.
6.4   Confidentiality.  At all times from and after the Company Closing Date and Building Closing Date, each of the Parties shall keep secret and maintain in confidence, and shall not use for its benefit or for the benefit of others, any Confidential Information (and any information that would be deemed Confidential Information except that such information is in the public domain in whole or in part due to action of any Seller following the Closing or Company following a Partial Sale Closing Date).  The foregoing shall not prohibit disclosure of such information (i) as is required by Law, provided that (A) such Party informs the other Party in writing of such requirement or obligation prior to its disclosure so that a protective order or other appropriate remedy may be obtained by the non-disclosing Party, and (B) disclosure is thereafter made only to the extent to which the disclosing Party is obligated, but not further or otherwise, (ii) as is necessary to prepare Tax Returns (including Tax Returns of the Seller or of any of their Affiliates) or other filings with Governmental Entities or to defend or object to any reassessment of Taxes, (iii) as is necessary for the Parties (or its representatives) to prepare and disclose, as may be required, accounting statements or (iv) to assert or protect any rights of a Party hereunder or under any applicable Law.  For purposes hereof, "Confidential Information" means any information concerning the business and affairs of the Company that is known to such Party, prior to the Closing or becomes known to a Party following the Closing in connection with this Agreement except for any such information (i) that is already available to the public or (ii) becomes available to the public not in violation of this Section of this Agreement. This section shall not include any information Buyer or its parent companies are required to file with the Securities and Exchange Commission concerning its participation in this transaction.
6.5   Further Assurances.  After the Company Closing Date and Building Closing Date, each of the Parties will, at its non-material expense, execute and do all such further deeds, acts, things, and assurances that may be requisite in the opinion of counsel for the other Party for carrying out the intention of, or facilitating the performance of, the terms of this Agreement.
ARTICLE VII

 DISCLAIMER
7.1   "AS IS". Except as expressly provided in this Agreement, Seller, Company, its/their agents, contractors or representatives have not made any representations, warranties, promises, covenants, agreements or guarantees of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the Seller Membership Interests or the Building Owner Membership Interests (including without limitation the value of the Seller's Membership Interests and any Building Owner Membership Interests, the performance of the Company or Building Owner, the Company's or Building Owner's profitability, the Company's or Building Owner's assets) (b) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology, (c) the income which may be derived from the Property, Company or Building Owner, (d) the compliance of or by the Company, Building Owner, the Property or its/their operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body including, without limitation, those relating to health, safety, and the environment, (d) the habitability, merchantability or fitness for a particular purpose of the Property, or (e) any other matter with respect to the Property, Building Owner or the Company, and specifically disclaims any representations regarding hazardous waste or materials without limiting the generality of the foregoing. Buyer agrees to take Seller Membership Interests and any Building Owner Membership Interests on an "AS IS" with all faults basis.
7.2   Except as expressly provided in this Agreement, Buyer acknowledges that Buyer has entered into this Agreement with the intention of making and relying upon its own investigation of the  Seller Membership Interests and the Building Owner Membership Interests and the physical, environmental, economic use, compliance, and legal condition of the Property and that Buyer has not been induced by and has not relied upon any disclosures, representations or warranties (in each case whether express or implied or oral or written) made by Seller or the Company, Building Owner or any partner, member, manager or owner of Seller, Building Owner or the Company or any affiliate, agent, employee or other representative of any of the foregoing or any other matter affecting or relating to the transactions contemplated hereby.  In addition, except as expressly provided in this Agreement, Buyer expressly acknowledges that from and after the Effective Date of this Agreement, Buyer has not been and will not be induced by and has not relied and will not rely upon any disclosures, representations or warranties (in each case whether express or implied or oral or written) made by Seller, the Company, Building Owner, any partner or owner of Seller, Building Owner or the Company, or any affiliate, agent, employee or other representative of any of the foregoing, or any other matter affecting or relating to the transactions contemplated hereby.  Buyer further expressly acknowledges and agrees that no person or entity is entitled to make any disclosures, representations or warranties (in each case whether express or implied or oral or written) upon which Buyer shall be entitled to rely, and that, Seller, Building Owner and Company does not make any representations or warranties, whether express or implied or arising by operation of law, with respect to the Seller Membership Interests, Building Owner Membership Interest, Property or the transactions contemplated hereby.
CONSISTENT WITH THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, EFFECTIVE AS OF THE COMPANY CLOSING DATE AND BUILDING CLOSING DATE, AS APPLICABLE, BUYER, FOR ITSELF AND ITS AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, HEREBY ACQUIRES ALL OF THE SELLER MEMBERSHIP INTERESTS AND/OR BUILDING OWNER MEMBERSHIP INTERESTS, AS APPLICABLE, (AND AGREES TO ASSUME THE RISK THEREOF, IN FULL RELIANCE UPON ITS OWN INVESTIGATIONS) AND RELEASES AND FOREVER DISCHARGES, WAIVES AND EXONERATES SELLER, COMPANY, BUILDING OWNER AND THEIR AGENTS, AFFILIATES, MEMBERS, PARTNERS, OFFICERS, DIRECTORS, MANAGERS, TRUSTEES, SUBSIDIARIES, PRINCIPALS, OWNERS, GENERAL PARTNERS, LIMITED PARTNERS, AS WELL AS THE SUCCESSORS AND ASSIGNS OF EACH OF ALL SUCH PERSONS OF EACH OF THEM (COLLECTIVELY THE "RELEASEES") FROM ANY AND ALL LIABILITIES, OBLIGATIONS, RIGHTS, CLAIMS, CAUSES OF ACTION AND DEMANDS AT LAW OR IN EQUITY, CONTROVERSIES, DAMAGE, COSTS, LOSSES AND EXPENSES WHETHER KNOWN OR UNKNOWN AT THE TIME OF THIS AGREEMENT, WHICH BUYER HAS OR MAY HAVE IN THE FUTURE, ARISING OUT OF THE PROPERTY, SELLER MEMBERSHIP INTERESTS, BUILDING OWNER MEMBERSHIP INTERESTS, BUILDING OWNER OR THE COMPANY RELATING TO THE PROPERTY, BUILDING OWNER MEMBERSHIP INTERESTS, SELLER MEMBERSHIP INTERESTS, BUILDING OWNER OR THE COMPANY, THE PHYSICAL, ENVIRONMENTAL, ECONOMIC OR LEGAL CONDITION OF THE PROPERTY, COMPANY AND BUILDING OWNER AND THE PROSPECTS, FINANCIAL CONDITION, OPERATION OR RESULTS OF OPERATIONS OF THE PROPERTY, BUILDING OWNER AND THE COMPANY, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS IN TORT OR CONTRACT, ALL CLAIMS UNDER A WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) AND INCLUDING ANY WARRANTY OF MERCHANTABILITY, HABITABILITY OR GOOD AND WORKMANLIKE CONSTRUCTION AND WARRANTIES OF FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED, AND ALL CLAIMS FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT (42 U.S.C. SECTION 9601, ET SEQ.) OR ALL SIMILAR FEDERAL, STATE OR LOCAL STATUTE, RULE OR REGULATION, AND ANY OTHER BASIS FOR RECOVERY OR REIMBURSEMENT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) (COLLECTIVELY, THE "CLAIMS").  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED,

 EXONERATED, RELINQUISHED AND RELEASED SELLER, COMPANY AND BUILDING OWNER AND OTHER RELEASEES FROM AND AGAINST ANY AND ALL MATTERS AFFECTING BUYER AND/OR THE PROPERTY AND/OR SELLER MEMBERSHIP INTERESTS AND/OR BUILDING OWNER MEMBERSHIP INTERESTS.  IN THIS CONNECTION AND TO THE GREATEST EXTENT PERMITTED BY LAW, EXCEPT FOR REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW KNOWN OR UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CLAIMS WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN AND THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER, COMPANY AND BUILDING OWNER FROM ANY SUCH UNKNOWN CLAIMS.  SELLER, BUILDING OWNER AND COMPANY HAVE GIVEN BUYER MATERIAL CONCESSIONS REGARDING THIS TRANSACTION IN EXCHANGE FOR BUYER AGREEING TO THE PROVISIONS OF THIS PARAGRAPH.
7.3   Buyer hereby agrees to indemnify, protect, defend and hold Seller and Company harmless from and against any claim, demand, obligation, loss, cost, damage, liability, judgment or expense (including, without limitation, reasonable attorneys' fees, charges and disbursements, which shall be reimbursed and paid as and when incurred)(collectively, "Claims"), arising out of or in connection with (a) the breach of any of Buyer's representations or warranties set forth herein, (b) the breach of any of Buyer's covenants or agreements set forth herein, (c) the ownership, operation or maintenance of the Property after any Closing or (d) the operation of the Company, the Property and Building Owner after any Closing.
7.4  Subject to Article III, Seller hereby agrees to indemnify, protect, defend and hold Buyer harmless from and against any Claims arising out of or in connection with (a) the breach of any of Seller's representations or warranties set forth herein, (b) the breach of any of Seller's covenants or agreements set forth herein, unless Buyer has actual knowledge of any breach priorsubject to Closing, does not notify Seller of any such breach and demand Seller remedy it, and Buyer continues through Closing to complete the transactions contemplated in this Agreement, (c) the ownership, operation or maintenance of the Property at or prior to the Closing or (d) the operation of the Company or Building Owner on or prior to the Closing.
7.5   Subject to Article III, each of the parties agrees that if it is required to provide indemnification hereunder (the "indemnifying party"), it shall reimburse the indemnified party (the "indemnified party") promptly upon request, for all losses incurred by such indemnified party, as and when they are incurred, including, but not limited to, reasonable attorneys', accountants' and other professionals' fees and expenses and court costs; provided, the indemnifying party receives a written undertaking from such indemnified party, to reimburse the indemnifying party for any payments made by the indemnifying party to such indemnified party if it is finally determined in such action or proceeding that such indemnified party is not entitled to indemnification hereunder.
The provisions of this Article VII shall survive indefinitely any closing or termination of this Agreement and shall not be merged into the closing documents.

ARTICLE VIII
 Closing Conditions
8.1 Conditions to Obligations of the Buyer.  The obligation of the Buyer to effect the transactions contemplated hereby is also subject to the satisfaction or waiver by the Buyer, in writing, at or prior to the Company Closing Date or Building Closing Date of the following conditions:
(a) Representations and Warranties.  Subject to Article III, the representations and warranties of the Seller shall be true and correct in all material respects on and as of the Company Closing Date and Building Closing Date, as though made on and as of the Closing Date, or Building Closing Date, as applicable, (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date).
(b) Performance of Obligations of Seller.  Seller shall have complied in all material respects with the covenants and agreements to be performed by or complied with under this Agreement at or prior to the Company Closing Date and Building Closing Date, as applicable.
(c) Consents.  Any consents required for the Closing or Partial Sale, shall have been obtained and any required notices and filings shall have been made.
(d) Closing Deliveries.  Each of the items required to be executed and delivered to Escrow Agent pursuant to Sections 9.1 and 9.3, as applicable, shall have been so executed and delivered to Escrow Agent.
8.2   Conditions to Obligations of the Seller.  The obligation of the Seller to effect the transactions contemplated hereby is also subject to the satisfaction or waiver by the Seller, in writing, at or prior to the Closing Date, of the following conditions:
(a) Representations and Warranties.  The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.
(b) Performance of Obligations of Buyer.  Buyer shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c) Closing Deliveries.  Each of the items required to be executed and delivered to the Escrow Agent pursuant to Section 9.2 shall have been so executed and delivered to Escrow Agent.
(d) Purchase Price.  Buyer shall have tendered via wire transfer the Purchase Price in accordance with Section 1.2 hereto.

8.3   Conditions to Obligations of the Company.  The obligation of the Company to effect the transactions contemplated hereby is also subject to the satisfaction or waiver by the Company, in writing, at or prior to the Partial Sale Closing Date for the Building Owner Membership Interest(s) subject to said Partial Sale Closing Date, of the following conditions:
(a) Representations and Warranties.  The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects on and as of the Partial Sale Closing Date as though made on and as of the Partial Sale Closing Date.
(b) Performance of Obligations of Buyer.  Buyer shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Partial Sale Closing Date.
(c) Closing Deliveries.  Each of the items required to be executed and delivered to Escrow Agent pursuant to Section 9.3 shall have been so executed and delivered to Escrow Agent.
(d) Purchase Price.  Buyer shall have tendered via wire transfer that portion of the Purchase Price in accordance with Article XI hereto.
8.4   Termination.  This Agreement may be terminated as follows:
(a) This Agreement may be terminated and the transactions contemplated by it abandoned by written notice from Buyer to Seller, or from Seller to Buyer, in the event of a material breach by Seller, Company, or Buyer, as applicable, of any representation, warranty, covenant, or agreement contained in this Agreement which cannot be cured within thirty (30) days (a "Cure Period").
(b) by mutual written consent of the Buyer and Seller.
(c) in accordance with the terms and conditions of this Agreement.
8.5 Remedies.  In the event of Buyer has been unable to satisfy its conditions to Closing on or before the Closing Date, Seller may retain the Earnest Money Deposit, and the Nonrefundable Payment if then paid, as its sole damages. Buyer and Seller hereby acknowledge and agree that money damages would not be a sufficient remedy for any breach of any provision of this Agreement by the Seller.  In such event, Seller agrees that Buyer shall have the right, in addition to any other rights it may have (whether at law or in equity), to seek specific performance and injunctive relief as a remedy for any such breach of this Agreement.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

ARTICLE IX
Closing Documents
9.1   Delivery of Closing Documents by the Seller.  On or before the Company Closing Date, the Seller will deliver to Escrow Agent the Assignment and Assumption Agreement attached hereto as Exhibit D, a mutually approved joint closing statement and such other consents and documents as are necessary, and approved by the Parties, to consummate the transaction contemplated hereby.
9.2   Delivery of Closing Documents by the Buyer.  On or before the Company Closing Date and Building Closing Date, as applicable, the Buyer will deliver to Escrow Agent the Assignment and Assumption Agreement attached hereto as Exhibit D and a mutually approved joint closing statement and such other consents and documents as are necessary, and approved by the Parties, to consummate the transaction contemplated hereby.
9.3   Delivery of Closing Documents by the Company.  On or before the Building Closing Date, the Company will deliver to Escrow Agent the Assignment and Assumption Agreement similar in form to the one attached hereto as Exhibit D, a mutually approved joint closing statement and such other consents and documents as are necessary, and approved by the Parties, to consummate the Partial Sale contemplated hereby.
ARTICLE X
Miscellaneous
10.1   Notices.  All notices provided for hereunder shall be in writing and shall be deemed to be given:
(a) When delivered to the individual, or to an officer of the company, to which the notice is directed;
(b) Three (3) days after the same has been deposited in the United States mail, sent Certified or Registered mail with Return Receipt Requested, postage prepaid and addressed as provided in this Section; or
(c) When delivered by a generally recognized overnight delivery service (including United States Express Mail) and with all charges prepaid by the sender addressed as provided in this Section.

(d) When delivered by electronic mail if delivery is also accomplished within one (1) business day via a generally recognized overnight delivery service (including United States Express Mail) and with all charges prepaid by the sender addressed as provided in this Section.  Notices shall be directed as follows:
(1) if to Buyer:

CORPORATE CENTER SUNSET, LLC
8880 W. Sunset Road, Suite 200
Las Vegas, NV 89148
Attention: Michael Shustek
mike@mvpreits.com

with a copy to:

Brent Eckersley, Esq.
8880 W. Sunset Road, Suite 290
Las Vegas, NV 89148
BrentE@LGEALaw.com

Craig D. Burr, Esq.
8880 W. Sunset Road, Suite 210
Las Vegas, NV 89148
craig@craigburr.com

(2) if to Seller or Company

c/o Quarry Capital LLC
1370 Jet Stream Drive, Suite 100
Henderson, NV 89052
Attn:  Dennis Troesh
E-mail:dennis@quarrycapital.net

(3) if to Par 3

Par 3 Nevada LLC
8880 W. Sunset Road, Third Floor
Las Vegas, Nevada 89148
ATTN: Lance Bradford

(4)	if to Escrow Agent:

Lawyers Title
1401 N. Green Valley Parkway, Suite 100
Henderson, NV 89074
 Attention:  Debbie Novotny
debbie.novotny@ltic.com
Telephone: (702) 868-2324
 Facsimile: (702) 441-0695

or at such other place or places or to such other person or persons as shall be designated by like notice by any party hereto.
10.2   Expenses.  Each party hereto shall pay its own expenses, including without limitation, fees and expenses of its agents, representatives, counsel, auditors, and accountants, incidental to the preparation and carrying out of this Agreement.
10.3 Parties in Interest.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.
10.4 Legal Fees and Costs.  In the event of any disputes or controversies arising from the Agreement or its interpretation, each party shall pay its own costs and expenses including without limitation legal fees and costs incurred in connection with same.
10.5   Entire Agreement; Amendment.
(a) This Agreement together with the other agreements provided for herein embody the whole agreement of the parties.  There are no promises, terms, conditions, or obligations other than those contained herein.  All previous negotiations between the parties, either verbal or written, not herein contained are hereby withdrawn and annulled.  This Agreement shall supersede all previous communications, representations, or agreements, either verbal or written, between the parties hereto.
(b) This Agreement may not be amended except by an instrument in writing signed on behalf of all the Parties hereto.
10.6   Captions; Counterparts.  The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  No provision of this Agreement will be interpreted in favor of, or against, either of the parties to this Agreement by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

10.7   Governing Law; Venue.  This Agreement shall be construed and enforced in accordance with the internal substantive laws of the State of Nevada, without regard to its principles of conflict of laws.  The courts of Clark County, Nevada, shall have sole and exclusive jurisdiction over any action or proceeding brought under or pursuant to this Agreement.
10.8   Severability.  If a court of competent jurisdiction or an arbitrator should find any term or provision of this Agreement to be unenforceable and invalid by reason of being overly broad, the parties agree that the court shall limit the scope or duration of such provision to the maximum enforceable scope or duration allowed by law.  Any term or provision deemed by a court of competent jurisdiction to be unenforceable and invalid for any other reason shall be severed from this Agreement, and the remainder of this Agreement shall continue in full force and effect.  Time is of the essence with regard to this Agreement.
10.9   Counterparts and Facsimile Signatures.  The parties may execute this Agreement in two or more counterparts, which shall, in the aggregate, be deemed signed by all of the parties.  Each counterpart shall be deemed an original instrument as against any party who signed it.  A facsimile signature by any party shall be acceptable and shall result in this Agreement being valid and enforceable against such party.
10.10 Notwithstanding anything to the contrary contained herein, if the transaction contemplated by this Agreement shall be delayed or otherwise cannot be carried out in accordance herewith as a direct result of Par 3 or its members, owners or managers or any matter involving the same, then Seller, Company and Building Owner shall not be held liable in any regard for any delay, claims, damages or losses as a result thereof; provided, however, Buyer and Seller shall use commercially reasonable efforts to bring this transaction to a close and, to the extent such delay prevents Seller, Company or Building Owner from carrying out the transaction in accordance herewith then, the Company Closing Date and Building Closing Date, as applicable, shall be extended until such impediment to the transaction is removed but in no event shall the Company Closing Date or Building Closing Date be extended beyond January 28, 2020.  For the avoidance of any doubt, the extension granted hereby shall only be applicable to Seller, Building Owner and Company's ability to carry out the transaction contemplated hereby and not Par 3 or its members, owners or managers.

10.11   Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement (and any closing document executed in connection herewith), including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Agreement by binding arbitration.  The arbitration shall be administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association.  Any matter to be settled by arbitration shall be submitted to the American Arbitration Association in Clark County, Nevada.  The parties shall attempt to designate one arbitrator from the American Arbitration Association.  If they are unable to do so within thirty (30) days after written demand therefor, then the American Arbitration Association shall designate an arbitrator.  The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction.  Notwithstanding anything to the contrary contained herein, this Section shall not prevent Buyer, Company or Seller from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction, specific performance, or similar equitable relief, from a court of competent jurisdiction located in the state in which the Property is located (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Agreement or to prevent irreparable harm and injury.  The court's jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Agreement between the parties hereto shall be determined through final and binding arbitration in accordance with the terms of this Section.
SELLER, COMPANY AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 10.11, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.
_________________   _________________
Seller's Initials Company's Initials Buyer's Initials

ARTICLE XI
Partial Sale Rights
11.1   At any time prior to the Closing Date, Buyer may purchase any one or more Building Owner Membership Interest from Company (a "Partial Sale"), with any Partial Sale requiring the simultaneous purchase of any Building Owner which is jointly mortgaged under the same or a cross-collateralized loan (Buildings II and VI), as follows:

(a) At the Closing Seller to receive the greater of (i) all sale proceeds (Sale proceeds shall be the product of the sales price less any reasonable and typical costs of sale and repayment or assumption of the first mortgage) or the following:
BUILDING	SQUARE FEET	PORTION OF PURCHASE PRICE*, **	OPTION FEE	TOTAL DUE AT CLOSING***
I	47,132	$6,000,000	$130,000	$6,130,000
II	22,000	$2,500,000	$60,000	$2,560,000
III	47,132	$6,000,000	$130,000	$6,130,000
IV	22,000	$2,500,000	$60,000	$2,560,000
V	22,000	$2,500,000	$60,000	$2,560,000
VI	22,000	$2,500,000	$60,000	$2,560,000
*The Portion of Purchase Price shall be subject to change and adjustment pursuant to Section 1.2(b)(ii) and such amount shall be used to reduce the Purchase Price of the Seller Membership Interests in accordance with Section 1.2(b)(ii).
** The Non-Refundable Payment shall not be applied against the Portion of the Purchase Price and shall only be applied to the final payment of the entire Purchase Price on the Company Closing Date.
***The Total Amount Due at Closing shall be subject to change and adjustment pursuant to Section 1.2(b)(ii) and shall not be used to reduce the Purchase Price until the final payment of the entire Purchase Price on the Company Closing Date.
(b) Par 3 consents, acknowledges and agrees that (i) Company may sell, pursuant to this Agreement, any Building Owner Membership Interest and the Seller Membership Interests, (ii) any proceeds received by the Company from the sale of the Building Owner Membership Interest shall be immediately distributed by Company directly to Seller with Par 3 having no right, title or interest in and to such funds and Par 3 hereby waiving and relinquishing the same and (iii) during the pendency of this Agreement any distributions by Company shall be continue to be made to the members of the Company in accordance with the operating agreement of the Company; provided, however, Par 3 as a member of the Company shall have no rights of any kind, type, or nature to any distributions of the Purchase Price, Non-Refundable Payment or any portion thereof which shall all be paid to Seller.  Par 3 acknowledges that it has executed a separate written agreement with Buyer to account for its waiver of the right to receive proceeds from the Company's sale of Building Owner Membership Interests. To the extent necessary, the operating agreement of the Company is hereby amended to comport to the terms set forth in this Section

11.2   If Buyer desires to exercise its right to a Partial Sale, it shall provide written notice to Seller, Par 3, and Company ("Buyer's Notice") specifying: (i) which Building Owner Membership Interest(s) Buyer desires to purchase from Company; (ii) the Portion of the Purchase Price, Option Fee and Total Due at Closing, subject in all events to adjustment pursuant to Section 1.2(b)(ii), and (iii) a proposed closing date for the purchase of said Building Owner Membership Interest(s) ("Building Closing Date"), said closing date to be at least thirty (30) days from the date of the Buyer's Notice, but prior to the Company Closing Date.
(a)  If Company or Seller disagree with any matter set forth in the Buyer's Notice, then within ten (10) Business Days of Company's receipt of Buyer's Notice, Company or Seller shall send written notice to Buyer (Company's Notice") specifying such objection.  In the event the Parties cannot resolve such conflict within ten (10) Business Days of Buyer's receipt of Company's Notice, then said objections shall be resolved in accordance with Section 10.10 of this Agreement.  In such event, the Building Closing Date shall be postponed until after resolution of such dispute but in no event later than the Company Closing Date.
(signature page to follow)

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first above written.
BUYER:

CORPORATE CENTER SUNSET, LLC, a Delaware limited liability company

By:___________________________________

        Print Name: ___________________________

        Print Title: ____________________________

COMPANY:

STABLE PROPERTIES CC, LLC,
a Nevada limited liability company

By: DT GRAT CS, LLC
Its: Manager

By:
      Dennis Troesh, Manager

SELLER:

DT GRAT CS, LLC, a
A Nevada limited liability company

By: ______________________________________
       Dennis Troesh, Manager

Par 3 Nevada, LLC, a
Nevada limited liability company

Escrow Agent:

___________________________ By:
___________________________ Its: Manager

Schedule of Exhibits:
Exhibits A-1 – A-6 - Legal Descriptions
Exhibit B – Repurchase Option Waiver
Exhibit C- Title Report
Exhibit D- Assignment and Assumption Agreement
Exhibit E – Company Operating Agreement

Exhibit A-1

Legal Description

Exhibit A-2

Legal Description

Exhibit A-3

Legal Description

Exhibit A-4

Legal Description

Exhibit A-5

Legal Description

Exhibit A-6

Legal Description

Exhibit B

Repurchase Option Waiver

This Repurchase Option Waiver Agreement (this "Agreement") is entered into this ___ day of December 2016 by and between Building A, LLC, a Nevada limited liability company ("Building A"), Building C, LLC, a Nevada limited liability company ("Building C"), Devonshire, LLC, a Nevada limited liability company ("Devonshire"), Execusuite Properties, LLC, a Nevada limited liability company ("Execusuite"), SE Property Investments, LLC, a Nevada limited liability company ("SE Property"), Wolfpack Properties, LLC, a Nevada limited liability company ("Wolfpack" together with Building A, Building C, Devonshire, Execusuite and SE Property is the "Prior Owner"), CC Building I LLC, a Delaware limited liability company ("CC I"), CC Building II LLC, a Delaware limited liability company ("CC II"), CC Building III LLC, a Delaware limited liability company ("CC III"), CC Building IV LLC, a Delaware limited liability company ("CC IV"), CC Building V LLC, a Delaware limited liability company ("CC V"), CC Building VI LLC, a Delaware limited liability company ("CC VI" together with CC I, CC II, CC III, CC IV, and CC V are the "Buyers").

WHEREAS, on or about November 18, 2015, Building A and CC I entered into that certain Sale and Purchase Agreement and Joint Escrow Instructions, as amended ("PSA I").

WHEREAS, Section 16 of PSA I grants Building A the right to repurchase the property located at 8880 West Sunset Road, Las Vegas, Nevada, and bearing Assessor Parcel Number 163-32-810-002 ("CC I Property") from Seller.

WHEREAS, on or about November 18, 2015, Building C and CC III entered into that certain Sale and Purchase Agreement and Joint Escrow Instructions, as amended ("PSA II").

WHEREAS, Section 16 of PSA II grants Building C the right to repurchase the property located at 8930 W. Sunset Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-004 ("CC III Property") from Seller.

WHEREAS, on or about November 18, 2015, Devonshire and CC VI entered into that certain Sale and Purchase Agreement and Joint Escrow Instructions, as amended ("PSA III").

WHEREAS, Section 16 of PSA III grants Devonshire the right to repurchase the property located at 8925 W. Post Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-007 ("CC VI Property") from Seller.

WHEREAS, on or about November 18, 2015, Execusuite and CC IV entered into that certain Sale and Purchase Agreement and Joint Escrow Instructions, as amended ("PSA IV").

WHEREAS, Section 16 of PSA IV grants Execusuite the right to repurchase the property located at 8945 W. Post Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-005 ("CC IV Property") from Seller.

WHEREAS, on or about November 18, 2015, SE Property and CC V entered into that certain Sale and Purchase Agreement and Joint Escrow Instructions, as amended ("PSA V").

WHEREAS, Section 16 of PSA V grants SE Property the right to repurchase the property located at 8905 W. Post Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-006 ("CC V Property") from Seller.

WHEREAS, on or about November 18, 2015, Wolfpack and CC II entered into that certain Sale and Purchase Agreement and Joint Escrow Instructions, as amended ("PSA VI" collectively with PSA I, PSA II, PSA III, PSA IV and PSA V is the "PSA").

WHEREAS, Section 16 of PSA VI grants Wolfpack the right to repurchase the property located at 8860 W. Sunset Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-003 ("CC II Property" collectively with CC I Property, CC III Property, CC IV Property, CC V Property and CC VI Property is the "Property") from Seller.

WHEREAS, Buyer hereby wishes to waive and relinquish its right to to repurchase the Property from Seller pursuant to the PSA.
NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:
1. Each Buyer hereby waives and relinquishes any and all rights to exercise the repurchase option for the Property set forth in the PSA.
2. The repurchase rights contained in the PSA are hereby null and void and of no further force or effect.  Seller shall have no obligation of any kind, type or nature to sell, transfer or otherwise convey the Property to any Buyer.

3. Buyer consents, agrees and acknowledges that Corporate Center Sunset, LLC, a Delaware limited liability company ("CCS") has contemporaneously with the execution of this Agreement entered into that certain Membership Purchase Agreement (the "Purchase Agreement") and pursuant to the Purchase Agreement CCS has the right to purchase membership interests in entities which ultimately own the Property.
4. Buyer has obtained all requisite consents and approvals, including without limitation board approval, to enter into this Agreement and waive and relinquish any and all rights to exercise the repurchase option for the Property set forth in the PSA.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Building A, LLC, a Nevada limited liability company ____________________________ By: Its:
Building C, LLC, a Nevada limited liability company ____________________________ By: Its:
Devonshire, LLC, a Nevada limited liability company ____________________________ By: Its:
Execusuite Properties, LLC, a Nevada limited liability ____________________________ By: Its:

SE Property Investments, LLC, a Nevada limited liability company ____________________________ By: Its:
Wolfpack Properties, LLC, a Nevada limited liability company ____________________________ By: Its:
CC Building I LLC, a Delaware limited liability company By: DT GRAT CS, LLC Its: Manager ____________________________ By: Dennis Troesh Its: Manager
CC Building II LLC, a Delaware limited liability company By: DT GRAT CS, LLC Its: Manager ____________________________ By: Dennis Troesh Its: Manager

CC Building III LLC, a Delaware limited liability company By: DT GRAT CS, LLC Its: Manager ____________________________ By: Dennis Troesh Its: Manager
CC Building IV LLC, a Delaware limited liability company By: DT GRAT CS, LLC Its: Manager ____________________________ By: Dennis Troesh Its: Manager
CC Building V LLC, a Delaware limited liability company By: DT GRAT CS, LLC Its: Manager ____________________________ By: Dennis Troesh Its: Manager
CC Building VI LLC, a Delaware limited liability company By: DT GRAT CS, LLC Its: Manager ____________________________ By: Dennis Troesh Its: Manager

EXHIBIT C

Title Report

Exhibit D

ASSIGNMENT AND ASSUMPTION OF SELLER MEMBERSHIP INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF SELLER MEMBERSHIP INTEREST (this "Agreement") is dated as of ____________________ ____, 201___ (the "Effective Date"), by and between _________________________, a  ("Seller"), and ________________________________, a ______________________ ("Purchaser").
RECITALS

A. Seller owns a eighty seven and 50/100 percent (87.50%) membership interest in Stable Properties CC, LLC, a Nevada limited liability company (the "Company").

B. The Company is a limited liability company formed under the laws of the State of Nevada pursuant to the terms of a Certificate of Formation and is governed by that certain Second Amended and Restated Operating Agreement of the Company, dated as of April 8, 2016 (as amended, the "Operating Agreement") attached hereto as Exhibit 1.

C. The Company is the fee owner of certain Property (as such term is defined in the Purchase Agreement).
D. This Agreement is executed pursuant to that certain MEMBERSHIP INTEREST PURCHASE AGREEMENT among Seller and Purchaser (the "Purchase Agreement").  This Agreement may use the capitalized terms used in the Purchase Agreement. Pursuant to the Purchase Agreement, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller, all of Seller's eighty seven and 50/100 percent (87.50%) membership interest (the "Membership Interest") in the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, and other valuable consideration, receipt of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:
1. Assignment and Withdrawal from the Company.  Seller hereby conveys to Purchaser all of Seller's right, title and interest in and to the Membership Interest so that upon the Effective Date, Purchaser is admitted as a member of the Company, Seller withdraws as a member from the Company, and Purchaser shall own eighty seven and 50/100 percent (87.50%) of the membership interests in the Company.  Purchaser hereby accepts the Membership Interest subject at all times to the terms and conditions of the Operating Agreement and agrees to be bound by its terms.

2. Amendment to Operating Agreement.  As of the Effective Date, this Agreement shall amend the Operating Agreement to reflect that Seller has withdrawn from the Company as a member and that Purchaser owns the Membership Interest.

3. Assumption of Liability.  Purchaser agrees to be bound by the terms of the Operating Agreement and, except to the extent expressly set forth in the Purchase Agreement, assumes and agrees to pay and discharge when and as due all liabilities, obligations and responsibilities of Seller to the Company arising from and after the Effective Date.

4. Further Assurances.  The parties hereto and each of them agree at the time and from time to time to execute any and all documents reasonably requested by the other to carry out the intent of this Agreement.

5. Incorporation.  The terms, conditions and provisions of the Purchase Agreement, including without limitation the indemnity obligations, are hereby incorporated herein as if fully rewritten.

6. Governing Laws.  The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Nevada applicable to contracts to be performed therein.

7. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one agreement.

8. Binding Effect.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.  The provisions of this Agreement are intended to survive the sale of the Membership Interest.  This Agreement may not be amended other than by a written agreement signed by all the parties hereto.  The terms of this Agreement shall survive the assignment of the Membership Interests herein.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SELLER:
__________________, a __________________ By: Name: Title:
PURCHASER:
_______________________________, a ________________________________ By: Name: ______________________ Title: ______________________

EXHIBIT 1

Operating Agreement